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                                                                    Exhibit 10.7


                          AGREEMENT FOR SALE OF ASSETS

                  This Agreement for the sale of 80,000 pieces of cel art complete with certificate of authenticy and studio seal (the "Assets") is effective as of March 8th, 2001, by and between Premier Classic Art, Inc., 1158 Staffler Road, Bridgewater, N.J. 08807 ("Seller") and IBidAmerica, Inc., a corporation of ("Buyer").

                  Seller has agreed to sell and Buyer has agreed to purchase the Assets property as described in Exhibit 'A' upon the terms and conditions set forth in this Agreement. In consideration of the mutual covenants set forth herein, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         Transfer of Assets. Seller hereby sells, transfers and assigns to Buyer all of Seller's right, title and interest in and to original cell art. Seller expressly warrants the fitness and merchantability of the cells. Parties agree that the closing of this transaction will be made upon representation(s) of the seller. An independent appraisal must value the cells at a minimum of $4,000,000 which must be completed within 90 days after closing. The appraisal shall be conducted by Appraisals by Ashby or other acceptable appraiser by the parties. If the final appraisal reflects a value of less than $4,000,000, then, at the option of the seller, additional cells will be available for a total value of Four Million ($4,000,000) Dollars. The cells are more fully described in Exhibit 'A' of this document. Upon full execution of this Agreement, Seller agrees to promptly transfer ownership and control of the cell art, from Seller to Buyer effective immediately. Seller additionally agrees that Seller shall execute and deliver, or cause to be done, executed or delivered, all such further acts, transfers, assignments and conveyances as Buyer, its successors or assigns shall reasonably require to assure, convey and confirm unto Buyer, its successors and assigns, full right, title, interest and benefit in and to all assets described herein.

         Consideration. As consideration for transfer of assets, parties agree that the current market value of these assets shall be $4,000,000. Payment to Seller 40,000 shares of Series B Convertible Preferred Stock, $100 par value. One Hundred Dollar per share, and whose terms and conditions are fully set out in Exhibit "B", a true and correct copy of which is attached hereto, and incorporated herein as if fully set forth.

         Representations of Seller. Seller represents and warrants to Buyer that Seller is the owner of the assets of Premier Classic Art, Inc. and that through the date of transfer, Seller's ownership of the assets is free and clear of any liens, encumbrances or claims in favor of any third parties. Seller further represents that a resolution of the Board of Directors has authorized the sale of Premier Classic Art, Inc. assets and Seller additionally represents and warrants that, to the best of Seller's knowledge, transfer of the assets from Premier Classic Art, Inc. to IBidAmerica, Inc. does not infringe on the proprietary rights of any third parties and Seller has received no notices of infringement or objection from any third parties with respect to the transfer of these assets.

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         Assignment; Change in Control. No party shall voluntarily or by operation of law assign, hypothecate, give, transfer, mortgage, sublet, license, or otherwise transfer or encumber all or part of its rights, duties, or other interests in this Agreement (collectively, "Assignment"), without the other party's prior written consent. Any attempt to make an Assignment in violation of this provision shall be a material default under this Agreement and any Assignment in violation of this provision shall be null and void.

         Preferred Stock. Buyer intends and Seller acknowledges that the shares of Buyer's preferred stock issued to Seller in accordance with this Agreement will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or registered or qualified under any state securities law, meaning the shares of Preferred stock will be restricted securities within the meaning of Rule 144 promulgated under the Securities Act and that all stock certificates shall contain a restrictive legend within the meaning of Rule 144. In the event that the Seller's status is such that it becomes a publicly traded Company prior to the end of the one-year Rule 144 restriction, and its Common Stock begins trading on a nationally recognized stock exchange, Seller will use its best efforts to register under the Securities Act the common shares underlying the Preferred shares issued under this agreement. Terms and conditions of the issue of the above identified stock is attached and incorporated herein as Exhibit "B." At any time prior to the expiration of the Preferred Shares, should the Company prepare and file any registration statements in connection with any securities of the Company held by its shareholders, the Company agrees to include in such registration statement the shares underlying the Preferred Shares issued pursuant to this Agreement. The Company shall bear all fees and expenses incurred by the Company in connection with the preparation and filing of such registration statements. The Corporation shall exercise the "piggy- back" rights provided for herein by giving written notice, within ten (10) days of receipt of the Company's notice of its intention to file a registration statement. The Company need not keep any registration statement current for more than nine months.

Miscellaneous.

                  Choice of Law. This Agreement, and any dispute arising from the relationship between the parties to this Agreement, shall be governed by Florida law, excluding any laws that direct the application of another jurisdiction's laws.

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                  Notice. Any notices required or permitted to be given
hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (e) by facsimile, or
(d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to: Premier Classic Art, Inc.             Charles F. Trapp
                                             President, CEO
                                             Phone: 908-526-7388
                                             Fax: 908-595-0072

If to: iBIDAmerica, Inc.                     Steven K. Robinson
                                             President
                                             Phone: 407-833-0055
                                             Fax: 407-833-0022

or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice which has been received by the party to whom it is sent as evidenced by confirmation slip.

                  Modification of Agreement. This Agreement may be supplemented, amended, or modified only by the mutual agreement of the parties. No supplement, amendment, or modification of this Agreement shall be binding unless it is in writing and signed by all parties.

                  Entire Agreement. This Agreement and all other agreements, exhibits, and schedules referred to in this Agreement constitute(s) the final, complete, and exclusive statement of the terms of the agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous understandings or agreements of the parties. This Agreement may not be contradicted by evidence of any prior or contemporaneous statements or agreements. No party has been induced to enter into this Agreement by, nor is any party relying on, any representation, understanding, agreement, commitment or warranty outside those expressly set forth in this Agreement.

                  Severability of Agreement. If any term or provision of this Agreement is determined to be illegal, unenforceable, or invalid in whole or in part for any reason, such illegal, unenforceable, or invalid provisions or part thereof shall be stricken from this Agreement, and such provision shall not affect the legality, enforceability, or validity of the remainder of this Agreement. If any provision or part thereof of this Agreement is stricken in accordance with the provisions of this section, then this stricken provision shall be replaced, to the extent possible, with a legal, enforceable, and valid provision that is as similar in tenor to the stricken provision as is legally possible.

                  Separate Writings and Exhibits. The following attached exhibits (A & B) constitute a part of this Agreement and are incorporated into this Agreement by this reference: Exhibit "A" Physical Description of Cell Art and Exhibit k"B" Convertible Preferred Stock. Should any inconsistency exist or arise between a provision of this Agreement and a provision of any exhibit, schedule, or other incorporated writing, the provision of this Agreement shall prevail.

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                  Time of the Essence. Time is of the essence in respect to all provisions of this Agreement that specify a time for performance; provided, however, that the foregoing shall not be construed to limit or deprive a party of the benefits of any grace or use period allowed in this Agreement.

                  Ambiguities. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement. The language in this Agreement shall be interpreted as to its fair meaning and not strictly for or against any party.

                  Waiver. No waiver of a breach, failure of any condition, or any right or remedy contained in or granted by the provisions of this Agreement shall be effective unless it is in writing and signed by the party waiving the breach, failure, right, or remedy. No waiver of any breach, failure, right, or remedy, whether or not similar, nor shall any waiver constitute a continuing waiver unless the writing so specifies.

                  Headings. The headings in this Agreement are included for convenience only and shall neither affect the construction or interpretation of any provision in this Agreement nor affect any of the rights or obligations of the parties to this Agreement.

                  Necessary Acts, Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to evidence or carry out the intent and purposes of this Agreement.

                  Execution. This Agreement may be executed in counterparts and by fax.

                  Consent to Jurisdiction and Forum Selection. The parties hereto agree that all actions or proceedings arising in connection with this Agreement shall be tried and litigated exclusively in the State and Federal courts located in the County of Orange, State of Florida. The aforementioned choice of venue is intended by the parties to be mandatory and not permissive in nature, thereby precluding the possibility of litigation between the parties with respect to or arising out of this Agreement in any jurisdiction other than that specified in this paragraph. Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of Orange, State of Florida shall have in personam jurisdiction and venue over each of them for the purpose of litigating any dispute, controversy, or proceeding arising out of or related to this Agreement. Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this paragraph by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement. Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.

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         Representation on Authority of Parties/Signatories. Each person signing this Agreement represents and warrants that he or she is duly authorized and has legal capacity to execute and deliver this Agreement. Each party represents and warrants to the other that the execution and delivery of the Agreement and the performance of such party's obligations hereunder have been duly authorized and that the Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

                  IN WITNESS WHEREOF, the parties have signed as of the date set forth above.


                                             SELLER:


                                             /s/ Charles F. Trapp
                                             -----------------------------------
                                             PREMIER CLASSIC ART, INC.
                                             Charles F. Trapp
                                             President

                                             BUYER:


                                             /s/ Steven K. Robinson
                                             -----------------------------------
                                             IBIDAMERICA, INC.
                                             By: Steven K. Robinson
                                             It's: President


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                                  Exhibit "A"

                        Physical Description of Cell Art


Cell Art Description                                          Number Cells
SHE RA The Princess of Power                                     10,000
He Man Master of the Universe                                    10,000
The Ewoks from Star Wars                                         10,000
The Real Ghostbusters/Slimer                                     10,000
Back to the Future                                               10,000
Beethoven                                                        10,000
Flash Gordon                                                     10,000
Shelly Duvol's Bedtime Stories                                   10,000


                                      -6-
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                                  Exhibit "B"

                           Preferred Stock Term Sheet

As to preferred stock issued to Premier Classic Art, Inc.

         1. 8% cumulative dividend payable quarterly in cash or in kind at option of the company
         2. During the first 2 years after closing, the $4,000,000 of Series B Convertible Preferred Stock, $100 par value, shall convert into common stock at a 20% discount to average closing common stock price for the prior 10 days trading with a floor of $1 and a ceiling of $2.
         3. After (2) years of closing; remaining $4,000,000 preferred stock shall be convertible into common stock at 80% of average closing price for previous 10 days trading with a ceiling price of $2.

Additional conditions: The company shall have until October 12, 2001 to become a publicly traded stock on an organized exchange such as NASDAQ. If the company fails to gain such status, a penalty of 1% will be awarded to holder for each month until listing, not to exceed 90 additional days. There will be a 2% penalty per month assessed after the 90 additional days up to twelve (12) months at which time the stock is callable